UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 12, 2024

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Colorado Boulevard, Denton, Texas	76210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (940) 898-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 12, 2024, Sally Holdings LLC (“Holdings”) and Sally Capital Inc. (together with Holdings, the “Issuers”), indirect wholly-owned subsidiaries of Sally Beauty Holdings, Inc. (the “Company”), issued a notice of conditional full redemption, to redeem on March 13, 2024 (the “Redemption Date”), subject to the satisfaction or waiver of the condition precedent described below, all of the Issuers’ 5.625% Senior Notes due 2025 (the “2025 Notes”) that remain outstanding. The redemption is being made pursuant to the terms of the Indenture dated May 18, 2012 (the “Indenture”), by and among the Issuers, certain guarantors thereto, and Computershare Trust Company, N.A., as trustee and successor to Wells Fargo Bank, National Association (the “Trustee”), as amended and supplemented from time to time, and most recently by the Fourth Supplemental Indenture dated September 29, 2023, at a redemption price equal to 100.00% of the principal amount of the 2025 Notes, plus accrued and unpaid interest, to, but not including, the Redemption Date, of approximately $15.937500 per $1,000 of principal amount (collectively, the “Redemption Payment”).

This redemption and the payment of the Redemption Payment are subject to the condition precedent (the “Condition”) that the Issuers have successfully consummated one or more debt financings, all upon terms and conditions satisfactory to the Issuers in their sole and absolute discretion, in an amount, after deducting underwriting discounts and commissions, of not less than $585,000,000. In the Issuers’ discretion, (i) the Redemption Date may be delayed until such time as the Condition shall be satisfied or (ii) such redemption may not occur and the notice of conditional full redemption may be rescinded in the event the Condition shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. The Issuers will notify the holders of the 2025 Notes and the Trustee in writing if the Condition is not satisfied or waived. Notwithstanding the foregoing, the Issuers reserve the right to waive the Condition and complete redemption of the 2025 Notes in their sole discretion.

This report does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any 2025 Notes or any other security. We cannot provide any assurances about the timing, terms or interest rate associated with the proposed redemption and refinancing, or that the proposed redemption and debt financings can be completed at all.

All of the information furnished in Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

Item 8.01. Other Events.

On February 12, 2024, the Issuers commenced a registered public offering (the “Notes Offering”) of $600,000,000 aggregate principal amount of the Issuers’ senior notes due 2032 (the “Senior Notes”). The Senior Notes will be guaranteed by the Company, Sally Investment Holdings LLC and certain other domestic subsidiaries of the Company.

The Notes Offering will be made pursuant to the Issuers’ shelf registration statement on Form S-3 (Registration No. 333-255937), filed with the Securities and Exchange Commission on May 10, 2021.

The Issuers intend to use the net proceeds from the Notes Offering, together with borrowings under their existing senior secured credit facility and cash on hand, to redeem all of the 2025 Notes that remain outstanding, at a redemption price equal to 100.00% of the outstanding principal amount of the 2025 Notes being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date. The Company expects the Notes Offering to close on or about February 27, 2024, subject to customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

February 12, 2024	By:	/s/ Denise Paulonis
Name: Denise Paulonis
Title: President and Chief Executive Officer